Exhibit 99.3

Capital Availability

Assumes no property sales, no additional cash flow, no additional consolidated refinancings as of April 24, 2009 (post-equity offering)

($ thousands)
	2009	2010	2011
Capital Sources:

Line commitments combined	$713,833	$—	$—
Outstanding line balance – 4/24/09	$—	$—	$—
Line maturity – 2/11/11	—	—	(113,833)

Cash + Line Availability	$713,833	$876,492	$516,760
Cash from equity offering after line payoff	$130,000	$—	$—
Dividend reduction	42,000	55,000	55,000
Committed financing	106,000	—	—

Funding Availability before Capital Requirements	$991,833	$931,492	$571,760

Capital Requirements:

Financing requirements – maturing consolidated debt	$(5,130)	$(177,043)	$(478,943)
Assumed equity requirement to refinance maturing JV mortgage debt	(5,587)	(47,212)	(41,958)
Net costs to complete in-process developments	(104,624)	(43,519)	2,670
$294 MM derivative settlement at 4/24/09 valuation	—	(33,125)	—

Total Capital Requirements	$(115,341)	$(300,899)	$(518,231)

Total Capital Availability	$876,492	$630,593	$53,529

Capital from a combination of the recent equity offering, dividend reduction and committed mortgage financing can fund all commitments through 2011